SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

DELPHI AUTOMOTIVE PLC

(Exact Name of Registrant as Specified in Its Charter)

Jersey	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Courtney Road Hoath Way Gillingham, Kent United Kingdom	ME8 0RU
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-174493
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

            N/A

Item 1: Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the Registrant’s ordinary shares, $0.01 par value per share (the “Ordinary Shares”), in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-174493) (the “Registration Statement on Form S-1”) filed with the Securities and Exchange Commission on May 25, 2011, as amended, and the description under the heading “Description of Share Capital” relating to the Ordinary Shares in the Registrant’s final Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2: Exhibits

The following exhibits have been filed with the Securities and Exchange Commission:

1.	Form of Ordinary Share Certificate, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1.

2.	Memorandum and Articles of Association of the Registrant, filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Delphi Automotive PLC

By:	/s/ David M. Sherbin
Name: David M. Sherbin Title: Director

Date: November 10, 2011